Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 2, 2006, accompanying the consolidated financial statements and schedule included in the Annual Report of Castelle on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements of Castelle on Forms S-8 (File No. 333-75247, File No. 333-21845, and File No. 333-06083).

/s/ Grant Thornton LLP

San Francisco, CA

March 23, 2006

E-25